Exhibit 4.25


                      RELATED PARTY LONG TERM NOTE PAYABLE

US$461,692.41                                                  December 31, 2005

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Castle Hill Advisory Group at such place as the holder of this Note may from time to time designate, the principal sum of Four Hundred Sixty One Thousand Six Hundred Ninety Two and 41/100 Dollars (US$461,692.41) together with simple interest at the prime rate as published in the Wall Street Journal on the first business day of each month on the outstanding principal balance for each respective month until maturity.

         The note matures and becomes due on 12/31/08. The amount of the payment shall be an amount equal to the outstanding principal and unpaid interest. Interest shall be payable monthly on the last calendar day of each month.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This note shall be effective December 31, 2005 regardless of when it is signed.

         This issued Related Party Long Term Note Payable supercedes and replaces the Promissory Notes including all accrued interest from Voyager One, Inc. to Castle Hill Advisory Group as indicated on Exhibit A attached hereto.



              "Payor"                            "Payee"

Name:         Voyager One. Inc.                  Castle Hill Advisory Group
Address:      16 East Hinsdale Avenue            433 S. Washington St.
              Hinsdale, IL   60521               Hinsdale, IL   60521
Phone:        630-325-7130                       Phone:   630-546-6672
Fax:          630-325-7140


              By:  /s/ John A. Lichter           By: /s/ Sebastien C. DuFort
                   ----------------------            --------------------------
                   Signature & Date                  Signature & Date
                   John A. Lichter                   Sebastien C. DuFort
                   CEO                               Managing Director

     I.D.        DATE OF NOTE      START         END          DAYS    INT.RATE    PRINCIPAL     INTEREST        TOTAL

Castle Hill #2     8/17/2004     8/17/2004   12/31/2005      501.00      6%     $  17,627.77   $ 1,451.76   $  19,079.53
Castle Hill #3     11/3/2004    11/23/2004   12/31/2005      403.00      6%     $  50,000.00   $ 3,312.33   $  53,312.33
Castle Hill #4      2/1/2005      2/1/2005   12/31/2005      333.00      6%     $  25,000.00   $ 1,368.49   $  26,368.49
Castle Hill #5      4/1/2005      4/1/2005   12/31/2005      274.00      6%     $   1,500.00   $    67.56   $   1,567.56
Castle Hill #6     7/19/2005     7/19/2005   12/31/2005      165.00      6%     $  50,000.00   $ 1,356.16   $  51,356.16
Castle Hill #7     7/28/2005     7/29/2005   12/31/2005      155.00      6%     $  20,000.00   $   509.59   $  20,509.59
Castle Hill #8      9/8/2005      9/8/2005   12/31/2005      114.00      6%     $   4,000.00   $    74.96   $   4,074.96
Castle Hill #9    10/13/2005    10/13/2005   12/31/2005       79.00      6%     $  12,000.00   $   155.84   $  12,155.84
Castle Hill #10   10/20/2005    10/20/2005   12/31/2005       72.00      6%     $   6,000.00   $    71.01   $   6,071.01
Castle Hill #11   10/26/2005    10/26/2005   12/31/2005       66.00      6%     $   2,000.00   $    21.70   $   2,021.70
Castle Hill #12    12/1/2005     12/1/2005   12/31/2005       30.00      6%     $ 163,579.51   $   806.69   $ 164,386.20
Castle Hill #13   12/21/2005    12/21/2005   12/31/2005       10.00      6%     $  50,000.00   $    82.19   $  50,082.19
Castle Hill #14  *11/16/2005    11/18/2005   12/31/2005       43.00     12%     $  50,000.00   $   706.85   $  50,706.85
                                                                                $ 451,707.28   $ 9,985.13   $ 461,692.41

*Represents a note assigned from Chace to Castle Hill effective December 31, 2005



                                                       EXHIBIT A